UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2017

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On December 12, 2017, Mr. Bruce D. Steel advised the Board of Directors of Zosano Pharma Corporation (“Zosano”) that he would resign as a Class II independent director of Zosano, effective December 13, 2017. Mr. Steel’s resignation is not the result of any disagreement with Zosano on any matter relating to its operations, policies or practices. We thank Mr. Steel for his valuable service as a member of our Board of Directors.

Also, on December 12, 2017, in accordance with the provisions of Zosano’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Board of Directors unanimously adopted a resolution to reduce the size of the Board to five (5) directors, effective upon Mr. Steel’s resignation. The following table sets forth the members of the Board as well as their class and committee membership after giving effect to Mr. Steel’s resignation:

Name	Class	Audit	Nominating and Corporate Governance	Compensation
John P. Walker	I
Kenneth Greathouse	II	X		X
Joseph “Jay” P. Hagan	III	Chair	X
Troy Wilson, Ph.D., J.D.	III	X	Chair	X
Kleanthis Xanthopoulos, Ph.D.	III		X	Chair

Mr. Walker will continue to serve as Chairman of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: December 15, 2017	By:	/s/ Georgia Erbez
Name: Georgia Erbez
Title: Chief Business Officer and Chief Financial Officer